UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2013

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 7, 2013, The Spectranetics Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Upstream Peripheral Technologies Ltd. (“Upstream”), and ARAN Research Development & Prototypes Ltd. (“ARAN”). Under the Purchase Agreement, the Company purchased three product lines from Upstream: the UPSTREAM™ Needle Holder, the UPSTREAM™ Support Catheter, and the UPSTREAM™ GR Guiding Balloon Catheter.

The base purchase price under the Purchase Agreement is $5.5 million, of which $1.5 million was deposited in an escrow account under standard terms and conditions. The Purchase Agreement provides for additional earn-out payments by the Company of (a) $1.0 million based on successful transfer of product, manufacturing and regulatory related documentation; (b) $500,000 upon first sales of products manufactured at a Company facility; (c) up to $1 million related to certain specified intellectual property milestones; and (d) one-third of revenues from the product lines purchased from Upstream in 2014, 2015, and 2016, subject to an overall cap as set forth in the Purchase Agreement. The Purchase Agreement also includes set-off rights and additional future escrow deposits as specified therein.

In connection with the transactions contemplated by the Purchase Agreement, the Company, Upstream, and ARAN have entered into a Manufacturing, Supply and Regulatory Transition Services Agreement under which Upstream and ARAN will manufacture the products for the Company until regulatory approvals and manufacturing have transferred to the Company. In addition, Upstream, ARAN and two principals of Upstream have entered into non-competition agreements.

Prior to the acquisition, the Company had no material relationships with Upstream or ARAN.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10	Asset Purchase Agreement, dated January 7, 2012, among the Company, Upstream Peripheral Technologies Ltd., and ARAN Research Development & Prototypes Ltd.*
99	Press release dated January 7, 2012.

*
The representations and warranties contained in the Asset Purchase Agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts; the representations and warranties may have different standards of materiality; the representations are qualified by a disclosure schedule that contains some non-public information that is not material; facts may have changed since the date of the agreement; and only parties to the Purchase Agreement have a right to enforce the agreement.

The disclosure schedules and exhibits have been omitted from the Asset Purchase Agreement, as filed. The Company agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	January 7, 2013	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10	Asset Purchase Agreement, dated January 7, 2012, among the Company, Upstream Peripheral Technologies Ltd., and ARAN Research Development & Prototypes Ltd.*
99	Press release dated January 7, 2012.

*
The representations and warranties contained in the Asset Purchase Agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts; the representations and warranties may have different standards of materiality; the representations are qualified by a disclosure schedule that contains some non-public information that is not material; facts may have changed since the date of the agreement; and only parties to the Purchase Agreement have a right to enforce the agreement.

The disclosure schedules and exhibits have been omitted from the Asset Purchase Agreement, as filed. The Company agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

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